Exhibit 99.1

Helmerich & Payne, Inc. Capital One Southcoast 7th Annual Energy Conference December 4-6, 2012

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs, rig performance and plans and objectives of management for future operations, are forward looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law. Forward-looking Statements 2

* Includes eight announced new FlexRigs under construction with customer commitments as of December 4, 2012, that are scheduled for completion during fiscal 2013. 3

Increasing Quarterly Dividend by 114% Delivered increasing dividend levels every year for over 40 years Now significantly increasing quarterly dividend from $0.07 to $0.15 per share (~114%)

Discussion Outline H&P strategy and results Fleet activity update Favorable market trends for FlexRigs H&P new build advantages 5

Growing Shareholder Value 6

Changes in Lower 48 U.S. Land Rig Count

Technology & Quality Service Make a Difference * Does not include the impact of early contract termination revenue. ** Represents weighted-average rig margin per day for PTEN, NBR and UNT through Q3CY12. H&P’s Margin Premium 8

Most Profitable Driller in U.S. Land Business * PTEN’s operating income includes drilling operations in Canada. ** NBR’s operating income corresponds to its U.S. Lower 48 Land Drilling segment.

Record Profits During Industry Slowdown (2) PTEN’s operating income includes drilling operations in Canada. (1) NBR’s operating income corresponds to its U.S. Lower 48 Land Drilling segment. (2) (1)

Five-Year Relative Shareholder Return Source: Thomson Financial as of November 30, 2012

H&P’s Global Rig Fleet * Estimates include existing rigs and announced new build commitments. 12

H&P Activity as of December 4, 2012 Rigs Working/ Contracted 240 237 3 8 26 274 8 282 Rigs Available 290 255 35 9 29 328 8 336 % Contracted 83% 93% 9% 89% 90% 84% U.S. Land AC Drive FlexRigs SCR Fleet Offshore International Land Total FlexRig Construction Total Fleet Includes announced new build commitments. 13

H&P Global Fleet Under Term Contract 14

U.S. Land Market Conditions Since our last webcast, pricing in the spot market remains firm and our active rig count has increased from 237 to 240 active rigs. Our U.S. Land operational outlook for the first fiscal quarter remains unchanged. Excluding the impact of early termination revenues, we still expect average rig revenue per day to be roughly flat quarter to quarter and average rig expense per day in the $13,200 range. Early termination revenues are still expected to be less than $1 million during the first fiscal quarter of 2013. Revenue days are still expected to be down approximately 2% as compared to the prior quarter. Conversations with customers regarding new build orders continue, but the scale of newbuilds during calendar 2013 is expected to be significantly lower as compared to 2012. 15

H&P’s U.S. Land Fleet Activity Active rigs on term (in blue) generated both revenue and revenue days. Includes completed new builds that were waiting on operators and which generated revenue but did not generate revenue days. (1) (2) 16

(248 H&P Contracted Land Rigs as of 12/4/12*) Leading U.S. Unconventional Driller * Includes announced new FlexRigs with customer commitments scheduled for completion in fiscal 2013. 17

Favorable Market Trends for FlexRigs AC drive rigs replacing SCR and mechanical rigs More customers high-grading their fleets Increasing well complexity Focus on drilling efficiency, technology and safety 18

Week Ended October 4, 2008 By Power Type 2008 Peak Rig Count (~1,925) - U.S. Land Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 10% of the active rigs that were not readily identified. 19

Week Ended November 23, 2012 By Power Type Current Rig Count (~1,600) - U.S. Land Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 8% of the active rigs that were not readily identified. 20

H&P vs. Industry U.S. Land Customer Base Note: The above estimates corresponding to the active rig fleet in the U.S. are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. 21

Unconventional Plays Shaping Landscape Well complexity is increasing: Technology solutions that provide safe, environmentally sound and efficient operations are required by contractors to be competitive Extended reach laterals progressively longer Multi-well pad drilling gaining acceptance in more areas A factory approach to drilling wells is required This all creates an expanding level of demand for FlexRigs 22

Increasing Focus on More Difficult Drilling 23

The Replacement Cycle Continues We are not only the most active driller in the U.S. land market, but also continue to have a very significant lead in the growing segment of advanced technology AC drive rigs. We continue to make new build deliveries on time and on budget, including one new FlexRig since our last webcast. We will keep our supply chain ready for incremental new build orders. Older, underperforming rigs are more likely to be sidelined. Approximately 300 rigs permanently stacked during the 2008-2009 downturn, and about 70% of these were mechanical rigs. Since November of 2011, an additional 300 SCR and mechanical rigs have become idle while new AC rigs continue to be delivered. 24

AC Drive U.S. Rig Market Share (~625 Rigs) Note: The above estimates corresponding to market share are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. 25

H&P’s Lead in U.S. Land AC Drive Rigs Note: The above estimates corresponding to U.S. lower 48 AC Drive fleets and new build commitments are derived from Rig Data and corporate filings.

An Undersupply of AC Drive Rigs (~1,600 Active Rigs in the U.S. By Power Type) Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 8% of the active rigs that were not readily identified. 27

Changes in Lower 48 U.S. Land Rig Count * PDS’ active rig count includes both PDS and GW rigs. 28

H&P’s New Build Advantages We have been improving and honing the process for over 10 years, prompting our assertion that we build a better rig for less Safety is our first priority, followed by a relentless focus on strong execution and performance in the field Exceptional fleet uniformity Extensive collaboration with customers and suppliers A strong organizational orientation to consistent, repeatable, field execution 29

The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency (AC) drives with increased precision and measurability Computerized electronic driller that more precisely controls weight on bit, rotation and pressure Designed to move quickly from well to well Accelerated well programs and NPV gains An enhanced and significantly safer workplace Minimized impact to the environment Total well cost savings even at premium dayrates H&P’s FlexRig Advantage 30

A Value Proposition Example – H&P vs. Competitors Estimated Estimated Peer H&P FlexRig3 Conventional Fit-for-purpose Average Average Average 2012 (Spot Market) (Spot Market) (Spot Market) 1. Drilling days 20 13 9 Other days 3 3 3 Moving days 7 4 3 Total rig revenue days per well 30 20 15 2. Drilling contractor dayrate $17,500 $23,000 $28,000 Operator’s other intangible $25,000 $25,000 $25,000 cost per day estimate Total daily cost estimate $42,500 $48,000 $53,000 Total cost per well (daily services) $1,275,000 $960,000 $795,000 3. Total well savings with H&P – per well $480,000 $165,000 per year $11.7MM $4.0MM Increased wells per rig per year versus conventional average: 12 wells Increased wells per rig per year versus peer fit-for-purpose: 6 wells 31

Performance is Not Only About Better Rigs It’s also about: People Safety Experience Training Culture Support Structure Processes Organizational Network Maintenance Supply Chain 32

Note: Injury data taken from IADC ASP Program. Footage data taken from Land Rig Newsletter. 11.7 9.1 5.2 2.2 Recordable Injuries per 1-MM Feet Drilled in 2011 by the Largest U.S. Land Drilling Contractors 33

H&P Competitive Advantages Our people, processes and FlexRig technology create a very important competitive advantage for the Company. Our value proposition will continue to be directed toward delivering compelling performance for our customers and shareholders. The shift to drilling more complex unconventional resource plays that require the drilling of horizontal and directional wells only magnifies our competitive advantage. 34

End of Presentation 35

Additional References 36

H&P’s Offshore Operations Our offshore operational outlook for the first fiscal quarter remains unchanged. Eight of the Company’s nine offshore platform rigs remain active. As compared to the prior quarter, we still expect revenue days to increase by approximately five percent. Margin per day is still expected to remain roughly flat quarter to quarter. 37

H&P’s International Land Operations Our international land operational outlook for the first fiscal quarter remains unchanged. Of the 29 rigs assigned to international operations, 26 remain active. Total revenue days during the first fiscal quarter are still expected to increase by about fifteen percent from the fourth fiscal quarter of 2012. Average rig margin per day is still expected to decrease by approximately ten percent during the first fiscal quarter of 2013 as compared to the previous quarter. 38

Active Idle Total Long-term Contracts Argentina 6 3 9 5 Bahrain 4 4 4 Colombia 7 7 2 Ecuador 5 5 1 Tunisia 2 2 2 U.A.E. 2 2 2 Total 26 3 29 16 H&P’s International Land Operations Rig Fleet Status (as of December 4, 2012) (1) 15 of 16 FlexRigs, included in the international fleet of 29 rigs, are under long-term contracts. (1) 39

Oil and Natural Gas Prices Source: Energy Information Administration 40 Oil Prices Natural Gas Prices

Dry Gas (Long-term Contracts) 4% H&P’s Exposure to Oil & Liquids Estimated proportion of H&P’s active U.S. Land rigs by primary hydrocarbon target as of 9/4/12 Approximately one-fourth of rigs in this category are primarily drilling for liquids-rich gas. Dry Gas (Spot Market) 1% (1)

U.S. Land Industry Rig Count 42

Organic U.S. Land Fleet Growth * Estimates include existing rigs and announced new build commitments. 298 49 43

H&P’s Advanced Technology Footprint (240 Active Rigs in the U.S. By Power Type) 44

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